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                        MODIFICATION AND WAIVER AGREEMENT



         THIS MODIFICATION AND WAIVER AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of March, 1999 between AMERICAN AIRCARRIERS SUPPORT, INCORPORATED (the "Borrower") and NATIONSBANK, N.A. (the "Bank").


                              STATEMENT OF PURPOSE

         The Borrower and the Bank are parties to a Loan Agreement dated July 13, 1998 (as heretofore amended, the "Loan Agreement"). The Bank has agreed to further amend the Loan Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each to the other, the parties do hereby agree as follows:

         1. Amendment of Loan Agreement.

         (a) Section 1 of the Loan Agreement is amended by inserting the following definitions in proper alphabetical order:

                  EBITDA. EBITDA means, for any period, (a) net income of the Borrower for such period plus (b) the sum of the following, to the extent deducted in the determination of net income: (i) interest expense, (ii) income and franchise taxes and (iii) amortization, depreciation and other non-cash charges (including amortization of good will and other intangible assets), all determined in conformity with GAAP.

                  Senior Funded Debt. Senior Funded Debt means, with respect to the Borrower at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money (other than Subordinated Debt) including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of the Borrower, (b) all obligations to pay the deferred purchase price of property or services of the Borrower, except trade payables arising in the ordinary course of business, (c) all obligations of the Borrower as lessee under capital leases, (d) all indebtedness of any other Person secured by a lien on any asset of the Borrower, (e) all contingent obligations of the Borrower, (f) all obligations, contingent or otherwise, of the Borrower relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of the Borrower and (g) all obligations incurred by the Borrower pursuant to Hedging Agreements.


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                  Subordinated Debt. Subordinated Debt means all indebtedness of the Borrower, the repayment of which is subordinated to the obligations of the Borrower under this Agreement in form and manner satisfactory to the Bank.

         (b) Section 5.A(i) is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

                  Maintain maximum Senior Funded Debt (determined on a consolidated basis for the Borrower and its consolidated subsidiaries) plus Subordinated Debt to trailing four quarters EBITDA of less than
         4.0 to 1.0 at all times prior to June 1, 1999 and 3.50 to 1.0 at all times thereafter.

         2. Amendment of Acquisition Loan Notes. Commencement of the amortization of the principal balance of the Borrower's Promissory Note dated November 16, 1998 in the principal amount of $8,700,000 shall be deferred from March 1, 1999 to May 1, 1999, and commencement of the amortization of the principal balance of the Borrower's Promissory Note dated December 7, 1998 in the principal amount of $4,300,000 shall be deferred from April 1, 1999 to June 1, 1999.

         3. Limited Amendment. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or (ii) to prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Loan Agreement or any other loan document or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank as follows:

                  (a) The Borrower has no defenses, offsets or counterclaims against the Bank relating to the Loan Agreement, as modified by this Agreement; and

                  (b) The Borrower has full power and lawful authority to execute and perform this Agreement.

         5. Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         6. Conflict of Terms. In the event of a conflict between the terms of this Agreement and the Loan Agreement, the terms of this Agreement shall govern.

         7. Counterparts. This Agreement may be executed in separate counterparts, and said counterparts taken together shall be deemed to constitute one and the same instrument. An executed copy of this Agreement delivered by telecopier shall be intended to have the same effect as an originally executed copy of this Agreement.


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         IN WITNESS WHEREOF, the parties have caused this instrument to be executed and delivered by their duly authorized officers on the day and year first above written.

                                              AMERICAN AIRCARRIERS SUPPORT,
                                              INCORPORATED


                                              By:  Karl Brown
                                                 -------------------------
                                                  Name:
                                                       ----------------------
                                                  Title: CEO
                                                        ----------------------

                                              NATIONSBANK, N.A.

                                              By:  /s/ Paul Rehkow
                                                 -------------------------
                                                  Name:
                                                       ----------------------
                                                  Title: Vice President
                                                        ----------------------


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